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[LOGO] PHOENIX   PHL VARIABLE INSURANCE COMPANY
                 A Stock Company
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OVERLOAN PROTECTION RIDER

                              RIDER SPECIFICATIONS

Policy Number:   [9730000]

[Insured(s):     John M. Doe]

This rider is made a part of the policy to which it is attached, in consideration of the application, a copy of which is attached to and made a part of the policy. The rider becomes effective on the Policy Date of the policy.

You have the option of exercising Overloan Protection, in writing, when all the following conditions exist on the Monthly Calculation Date:

     1.   the Policy Debt exceeds the Face Amount then in effect;

     2.   the Policy Debt is equal to [96%] of the Policy Value;

     3.   the Insured(s) is(are) at least age [65];

     4.   this policy has been in force for at least [15] Policy Years;

     5.   all premiums paid have been previously withdrawn; and

     6.   the Guideline Premium Test has been elected.

     7. all outstanding policy loans were taken under a fixed loan interest option

Policy Debt in excess of [96%] of the Policy Value, if any, must be repaid at the time that Overloan Protection is exercised.

Once you have exercised Overloan Protection, a one-time charge, as shown in the Schedule Pages, will be assessed. There is no additional charge for this benefit or for any of the automatic changes that occur pursuant to your election of this benefit.

Overloan Protection will be effective on the Monthly Calculation Date following your written request. Once in effect, Overloan Protection will prevent your policy from terminating and the following changes will automatically take effect:

     1.   any riders, except this rider, then in effect will terminate;

     2. the Death Benefit Option will be permanently set to Option A or 1, as applicable;

     3. the Face Amount then in effect will be changed to [101%] of the Policy Value;

     4. if applicable, any Policy Value not currently invested in the Fixed Account or Long Term GIA, will be transferred to such account at no additional charge.

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Once Overloan Protection is in effect the following will apply:

     1.   the Death Benefit will equal the greater of (a) or (b), where:

          a.   = the new Face Amount, and

          b. = the applicable Minimum Death Benefit Percentage as shown in the table below, multiplied by the greater of (i) and (ii), where:

               i.   = the Policy Value, and

               ii.  = the Policy Debt;

     2.   no further premium payments will be accepted;

     3.   no further withdrawals will be allowed;

     4.   no further monthly deductions will be assessed;

     5.   no additional loans or loan repayments will be allowed;

     6.   any loan balance will continue to reduce the Death Benefit payable;
          and

     7. loan Interest will continue to accrue on this policy, but the loan interest rate charged will be equal to the interest rate credited on loaned policy value.

[Minimum Death Benefit Percentages

  Age         Pct.
-----------   ----
  0 - 40       250%
    41         243
    42         236
    43         229
    44         222
    45         215
    46         209
    47         203
    48         197
    49         191
    50         185
    51         178
    52         171
    53         164
    54         157
    55         150
    56         146
    57         142
    58         138
    59         134
    60         130
    61         128
    62         126
    63         124
    64         122
    65         120
    66         119
    67         118
    68         117
    69         116
    70         115
    71         113
    72         111
    73         109
    74         107
    75         105
   76-90       105
    91         104
    92         103
    93         102
    94         101
95 and over    100]

Reinstatement of This Rider

If the policy terminates in accordance with the Grace Period provision in the policy, and it is reinstated in accordance with the reinstatement provision of the policy, you may reinstate this rider at that same time.

                         PHL Variable Insurance Company


                                /s/ John H. Beers
                               ------------------
                                   [Secretary]

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